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                                                                    Exhibit 11.1

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


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                                                              THREE MONTHS ENDED MARCH 31,            YEAR ENDED MARCH 31,
                                                             ------------------------------      ------------------------------
                                                                 2004              2005              2004              2005
                                                             ------------      ------------      ------------      ------------
Basic Earnings Per Share:

    Net earnings:
      Continuing operations                                  $  3,960,000      $  7,087,000      $ 12,493,000      $ 16,028,000
      Discontinued operations                                      69,000           142,000           199,000           582,000
                                                             ------------      ------------      ------------      ------------
        Net earnings                                         $  4,029,000      $  7,229,000      $ 12,692,000      $ 16,610,000
                                                             ============      ============      ============      ============

    Weighted average number of common shares outstanding       20,922,813        20,922,011        20,922,813        20,922,011
    Less: weighted average number of treasury shares             (455,658)         (138,088)         (579,961)         (285,592)
                                                             ------------      ------------      ------------      ------------
      Weighted average number of common and common
        equivalent shares outstanding                          20,467,155        20,783,923        20,342,852        20,636,419
                                                             ============      ============      ============      ============

    Basic earnings per common share:
      Continuing operations                                  $       0.19      $       0.34      $       0.61      $       0.78
      Discontinued operations                                        0.01              0.01              0.01              0.02
                                                             ------------      ------------      ------------      ------------
        Net earnings                                         $       0.20      $       0.35      $       0.62      $       0.80
                                                             ============      ============      ============      ============




Diluted Earnings Per Share:

    Net earnings:
      Continuing operations                                  $  3,960,000      $  7,087,000      $ 12,493,000      $ 16,028,000
      Discontinued operations                                      69,000           142,000           199,000           582,000
                                                             ------------      ------------      ------------      ------------
        Net earnings                                         $  4,029,000      $  7,229,000      $ 12,692,000      $ 16,610,000
                                                             ============      ============      ============      ============

    Weighted average number of common shares outstanding       20,922,813        20,922,011        20,922,813        20,922,011
    Weighted average number of restricted shares                      -              15,000               -               6,411
    Weighted average number of shares issuable under
      employee stock plans                                         10,820            11,004            13,688            11,004
    Dilutive effect of the exercise of stock options              874,396         1,124,581           930,883           925,977
    Dilutive effect of the exercise of warrants                    52,416            57,411            52,416            55,307
    Less: weighted average number of treasury shares             (455,658)         (138,088)         (579,961)         (285,592)
                                                             ------------      ------------      ------------      ------------
      Weighted average number of common and common
        equivalent shares outstanding                          21,404,787        21,991,919        21,339,839        21,635,118
                                                             ============      ============      ============      ============

    Diluted earnings per common share:
      Continuing operations                                  $       0.19      $       0.32      $       0.59      $       0.74
      Discontinued operations                                         -                0.01               -                0.03
                                                             ------------      ------------      ------------      ------------
        Net earnings                                         $       0.19      $       0.33      $       0.59      $       0.77
                                                             ============      ============      ============      ============
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